                                                                   EXHIBIT 10(g)


                            INDEMNIFICATION AGREEMENT
                            -------------------------

              This Agreement made as of this ___ day of ______, ____, between Applied Industrial Technologies Inc., an Ohio corporation (the "Company") and _______________, a director, officer or representative (as hereinafter defined) of the Company (the "Indemnitee");

              WHEREAS, the Company and the Indemnitee are each aware of the exposure to litigation of officers, directors and representatives of the Company as such persons exercise their duties to the Company;

              WHEREAS, the Company and the Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect the Company's ability to obtain appropriate directors' and officers' liability insurance on an economically acceptable basis;

              WHEREAS, the Company desires to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as the Indemnitee;

              WHEREAS, the Company desires to provide and the Indemnitee desires to obtain the broadest indemnification protection available under Ohio law to its directors, officers or other representatives;

              WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer or as a director, officer, trustee or other fiduciary of another corporation, joint venture, trust or other enterprise in which the Company has a direct or indirect ownership interest, for so long as the Company continues to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.  INDEMNIFICATION

              The Company shall indemnify the Indemnitee with respect to his activities as a director or officer of the Company and/or as a person who is serving or has served on behalf of the Company ("representative") as a director, officer, trustee, or other fiduciary of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which the Company has a direct or indirect ownership interest (an "affiliated entity") against expenses (including, without limitation, attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against the Indemnitee, the Company or any other party which is the subject of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which the Indemnitee was, is, or is threatened to be made a party to or witness or other participant in by reason of facts which include

Indemnitee's being or having been such a director, officer or representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:


              (a) The benefits provided by the Company's Code of Regulations in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

              (b) The benefits provided by the Articles of Incorporation or Code of Regulations or their equivalent of the Company in effect at the time Expenses are incurred by Indemnitee;

              (c) The benefits allowable under Ohio law in effect at the date hereof;

              (d) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

              (e) The benefits available under liability insurance obtained by the Company; and

              (f) Such other benefits as are or may be otherwise available to Indemnitee.

              Combination of two or more of the benefits provided by (a) through
(f) shall be available to the extent that the Applicable Document, as hereinafter defined, does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the "Applicable Document" in this Agreement. Company hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (a) through (f) above.

              If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses arising from or relating to a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

              For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans for employees of the Company or of any affiliated entity without regard to ownership of such plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving on behalf of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Company under Applicable Documents.

2.  INSURANCE

              The rights of the Indemnitee hereunder shall also be in addition to any other rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director, officer or representative. The parties hereby acknowledge that the appropriate standard of directors' and officers' liability insurance that should be provided by the Company to its directors and officers is the standard established under the policy attached to this Agreement as Exhibit III. The Company shall maintain such policy for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Company. In the event that such insurance is unavailable in the amount of the present policy limits or in the present scope of coverage at premium costs and on other terms acceptable to the Company, then the Company may forego maintenance of such insurance coverage. However, in the event of any reduction in (or cancellation of) such insurance coverage (whether voluntary or involuntary), the Company shall, and hereby agrees to, stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify the Indemnitee against any loss arising out of the reduction in or cancellation of such insurance coverage.

3.  PAYMENT OF EXPENSE

              At Indemnitee's request, after receipt of written notice pursuant to Section 6 hereof and an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee to repay such amounts so paid on Indemnitee's behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by the Company for such Expenses, the Company shall pay the Expenses as and when incurred by Indemnitee. That portion of Expenses which represents attorneys' fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with reasonable documentation (consistent, in the case of attorneys' fees, with Company practice in payment of legal fees prior to a Change in Control, as hereinafter defined) evidencing the amount and nature of such Expenses, subject to its also having received such a notice and undertaking.

4.  ESCROW

              In the event of a Change in Control, as collateral security for its obligations hereunder and under similar agreements with other directors, officers and representatives, the Company shall dedicate and maintain, for a period of five (5) years following the Change in Control, an escrow reserve in the aggregate of Two Million Dollars ($2,000,000) by depositing assets or bank letters of credit in escrow or reserving lines of credit that may be drawn down by an escrow agent in said amount (the "Escrow Reserve"). Promptly following establishment of the Escrow Reserve, the Company shall (i) provide Indemnitee with a true and complete copy of the Agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the Escrow Reserve as Indemnitee may from time to time reasonably request and (ii) deliver an executed copy of this Agreement to the escrow agent for the Escrow Reserve to evidence to that agent that Indemnitee is a beneficiary of that Escrow Reserve and shall deliver to Indemnitee the escrow agent's signed receipt evidencing that delivery. The Company may from time to time increase the minimum amount that is required to be placed in the Escrow Reserve in the event of a Change in Control. In its sole discretion the Company may also from time to time place funds on deposit in the Escrow Reserve and withdraw funds from the Escrow Reserve absent a Change in Control event.

              For purposes of this Agreement, a "Change in Control" of the Company shall have occurred if at any time during the Term (as hereafter defined) any of the following events shall occur:

              (a) The Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than eighty percent (80%) of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation;

              (b) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") disclosing the acquisition of twenty percent (20%) or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
                      Act);

              (c) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(a) of Schedule 14A thereunder (or any similar item of a successor schedule, form or report) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

              (d) During any period of twenty-four (24) consecutive months, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

5.  ADDITIONAL RIGHTS

              The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director or representative as described in Section 1 above with respect to Proceedings relating to or arising out of Indemnitee's acts or omissions during his service in such position.

6.  NOTICE TO COMPANY

              Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee, the Company or any other party with respect to which Indemnitee may assert a right to indemnification hereunder; provided that failure to provide such notice shall not in any way limit Indemnitee's rights under this Agreement.

7.  COOPERATION IN DEFENSE AND SETTLEMENT

              Indemnitee shall not make any admission or effect any settlement without the Company's written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any proceeding to which Indemnitee is a party in any manner which would impose any expense on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee and the Company shall cooperate to the extent reasonably possible with each other and with the Company's insurers, in attempts to defend and/or settle such Proceeding.

8.  ASSUMPTION OF DEFENSE

              Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company's election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee's expense unless:

              (a) The employment of counsel by Indemnitee has been authorized by the Company;

              (b) Counsel employed by the Company initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances;

              (c) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

              (d) The Company shall not have employed counsel promptly to assume the defense of such Proceeding;

in each of which cases the fees and expenses of counsel shall be at the expense of the Company and subject to payment pursuant to this Agreement. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

9.  REVIEWING PARTY DETERMINATIONS AND ENFORCEMENT

              (a) GENERAL RULES. Notwithstanding the provisions of Section 1,
(i) the obligations of the Company under Section 1 shall be subject to the condition that the Reviewing Party (defined below) shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 9(f) below is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance pursuant to Section 3 relating to Expenses referred to in
Section 1 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for the advance of any Expense until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

              (b) SELECTION OF REVIEWING PARTY. The Reviewing Party shall be any person or body consisting of a member or members of the Company's Board of Directors or any other person or body, including the special independent counsel referred to in Section 9(f) below, who is not a party to the particular Proceeding for which Indemnitee is securing indemnification. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 9(f) below.

              (c) JUDICIAL REVIEW. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Ohio having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such legal action; provided, however, that Indemnitee shall not be obligated to reimburse the Company unless the court determines that Indemnitee acted in bad faith in bringing such action.

              (d) BURDEN OF PROOF. In connection with any determination by the Reviewing Party pursuant to Section 9(a), or by a court of competent jurisdiction pursuant to Section 9(c) or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

              (e) NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

              (f) CHANCE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances for Expenses under this Agreement or under any other agreement, Company regulation, statute or rule of law now or hereafter in effect relating to any Proceeding, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five (5) years (other than in connection with such matters) or Indemnitee. Unless Indemnitee has theretofore selected counsel pursuant to this Section 9 and such counsel has been approved by the Company, the firms on the attached Exhibit IV hereto shall be deemed to satisfy the requirements set forth above, except with respect to any such firms which the Company or Indemnitee shall have engaged for any purpose at any time within the five years preceding such engagement (other than, in the case of the Company, with respect to matters concerning the rights of Indemnitee (or of other indemnitees under similar indemnity agreements) to indemnity payments and advances of Expenses). The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

10.  EXCLUSIONS

              Notwithstanding the scope of indemnification which may be available to Indemnitees from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of the Company hereunder with respect to:

              (a) Any claim or part thereof as to which Indemnitee shall have been adjudged by a court of competent jurisdiction from which no appeal is or can be taken to have acted in willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

              (b) Any claim or any part thereof arising under Section 16(b) of the Exchange Act pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

              (c) Any obligation of Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal gain, profit or advantage to which he was not entitled; or

              (d) Any Proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee to enforce his rights under this Agreement or in any Proceeding initiated by another person or entity whether or not such claims were brought by Indemnitee against a person or entity who was otherwise a party to such Proceeding.

              Nothing in this Section 10 shall eliminate or diminish Company's obligations to advance that portion of Indemnitee's Expenses which represent attorneys' fees and other costs incurred in defending any Proceeding pursuant to
Section 3 of this Agreement.

11.  EXTRAORDINARY TRANSACTIONS

              The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an "extraordinary transaction"), the Company shall:

              (a) Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

              (b) Otherwise adequately provide for the satisfaction of the Company's obligations under this Agreement, in a manner acceptable to Indemnitee.

12.  NO PERSONAL LIABILITY

              Indemnitee agrees that neither the Directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company and the escrow referred to in Section 4 hereof for satisfaction of any claims hereunder.

13.  SEVERABILITY

              If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give 'effect to the intention of the parties insofar as that is possible.

14.  SUBROGATION

              In the event of any payment under this Agreement, the Company shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Company to enforce such rights.

15.  GOVERNING LAW

              The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

16.  NOTICE

              All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid:

              (a)     If to the Company,
                      to:                      Applied Industrial
                                                Technologies, Inc.
                                               3600 Euclid Avenue
                                               Cleveland, OH 44115
                                               Attention: Chief Executive
                                                Officer

              (b)     If to the Indemnitee,
                      to:


or to such other or further address as shall be designated from time to time by the Indemnitee or the Company to the other.

17.  TERMINATION

              This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of the Company hereunder (including the obligation to maintain the escrow referred to in Section 4 hereof) with respect to Indemnitee's activities prior to the effective date of termination.

18.  AMENDMENTS

              This Agreement and the rights and duties of Indemnitee and the Company hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto.

              This Agreement is and shall be binding upon and shall inure to the benefit of the parties thereto and their respective heirs, executors, administrators, successors and assigns.

              IN WITNESS HEREOF, the undersigned have executed this Agreement in triplicate as of the date first above written.

                                        APPLIED INDUSTRIAL TECHNOLOGIES, INC.


                                        By:
                                            -----------------------------

                                        Name:
                                              ---------------------------

                                        Title:
                                               ---------------------------


                                        INDEMNITEE


                                        Name:
                                              ---------------------------

                                        Title:
                                               ---------------------------

                                                                       EXHIBIT I


                                 INDEMNIFICATION
                                 ---------------

Section 29.  Indemnification of Directors and Officers.

              The Corporation shall indemnify any Director or officer, any former Director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

                                                                      EXHIBIT II

                               FORM OF UNDERTAKING
                               -------------------

              THIS UNDERTAKING has been entered into by ________________________ (hereinafter "Indemnitee") pursuant to an Indemnification Agreement dated ________________, 19___ (the "Indemnification Agreement") between Applied Industrial Technologies, Inc. (hereinafter "Company"), an Ohio corporation, and Indemnitee.

                              W I T N E S S E T H:

              WHEREAS, pursuant to the Indemnification Agreement, Company agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any claim against Indemnitee the Company or any other party which is the subject of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which Indemnitee was, is, or is threatened to be made a party to or witness or other participant in by reason of facts which include Indemnitee's being or having been a director, officer or representative (within the meaning of the Indemnification Agreement) of Company;

              WHEREAS, such a claim has arisen with respect to the Indemnitee and Indemnitee has notified Company thereof in accordance with the terms of
Section 6 of the Indemnification Agreement (hereinafter the "proceeding");

              WHEREAS, Indemnitee believes that Indemnitee is entitled to indemnification smith respect to this Proceeding, and it is in the interest of both Indemnitee and Company to defend Indemnitee against any claim against Indemnitee thereunder;

              NOW, THEREFORE, Indemnitee hereby agrees that in consideration of Company's advance payment of Indemnitee's Expenses incurred prior to a final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse Company for any and all Expenses paid by Company on behalf of the Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning or the Indemnification Agreement) not to be entitled to indemnification for such Expenses pursuant to the Indemnification Agreement and applicable law; provided that if Indemnitee is entitled under the Applicable Document to indemnification for some or a portion of such Expenses, Indemnitee's obligation to reimburse Company shall be only for those Expenses for which Indemnitee is determined not to be entitled to indemnification. Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within ninety (90) days after a determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law.

              IN WITNESS WHEREOF, the undersigned has set his hand this _____ day of ________________, 19___.
                                                 INDEMNITEE



                                                 ------------------------------

                       Schedule Pursuant to Item 601(a) of
             Regulation S-K Identifying those Officers and Directors
                       Party to Indemnification Agreements

The Director and Officer Indemnification Agreements presently in effect for the Company's directors and executive officers are identical in all material respects. The Directors having executed such form of Agreement are:

W. G. Bares
R. D. Blackwell
W. E. Butler
J. C. Dannemiller
R. B. Every
R. R. Gifford
L. T. Hiltz
J. J. Kahl
J. C. Robinson
J. S. Thornton

The Officers having executed such form of Agreement are (in addition to Messrs. Dannemiller and Robinson):

F. A. Martins  -  Vice President-Sales & Field Operations
B. L. Purser   -  Vice President-Marketing & National Accounts
R. C. Shaw     -  Vice President-Communications, Organizational
                   Learning & Quality Standards
R. C. Stinson  -  Vice President-Administration, Human Resources,
                   General Counsel & Secretary
J. R. Whitten  -  Vice President-Finance & Treasurer
M. O. Eisele   -  Controller